UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Blackjewel Assignment Agreement

On August 14, 2019, Jewell Valley Mining LLC, a wholly-owned subsidiary of Rhino Energy, entered into a general assignment and assumption agreement and bill of sale (the “Assignment Agreement”) with Blackjewel L.L.C. (“Blackjewel”), Blackjewel Holdings L.L.C., Revelation Energy Holdings, LLC, Revelation Management Corp., Revelation Energy, LLC, Dominion Coal Corporation, Harold Keene Coal Co. LLC, Vansant Coal Corporation, Lone Mountain Processing LLC, Powell Mountain Energy, LLC, and Cumberland River Coal LLC (together, “Blackjewel”) to purchase certain assets from Blackjewel for cash consideration of $850,000 plus an additional royalty of $250,000 that is payable within one year from the date of the purchase, as well as the assumption of associated reclamation obligations. The assets that are subject of the Assignment Agreement consist of three underground mines in Virginia that were actively producing coal prior to Blackjewel’s filing for relief under Chapter 11 of the United States Bankruptcy Code, along with a preparation plant, rail loadout facility, related mineral and surface rights and infrastructure and certain purchase contracts to be assumed at Jewell Valley Mining LLC’s option. The Assignment Agreement and the transactions contemplated thereby are subject to approval by the United States Bankruptcy Court for the Southern District of West Virginia, which is administering Blackjewel’s cases under Chapter 11 of the United States Bankruptcy Code.

Financing Agreement Amendment

On August 16, 2019, Rhino Energy LLC (“Rhino Energy”), a wholly-owned subsidiary of Rhino Resource Partners LP (the “Partnership”), certain of Rhino Energy’s subsidiaries identified as Borrowers (together with Rhino Energy, the “Borrowers”), the Partnership and certain other Rhino Energy subsidiaries identified as Guarantors (together with the Partnership, the “Guarantors”), entered into a fourth amendment (the “Amendment”) to the Financing Agreement (the “Financing Agreement”) originally executed on December 27, 2017 with Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent, CB Agent Services LLC, as Origination Agent and the parties identified as Lenders therein (the “Lenders”). The Amendment provides a $5.0 million term loan provided by the Lenders to the Borrowers under the delayed draw feature of the Financing Agreement, and extends the period by which an applicable premium payable to the Lenders will be calculated to the final maturity date.

The foregoing descriptions of the Assignment Agreement and the Amendment are summaries and are qualified in their entirety by reference to the Assignment Agreement and the Amendment, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	General Assignment and Assumption Agreement and Bill of Sale, dated as of August 14, 2019, by and among Blackjewel L.L.C., Blackjewel Holdings L.L.C., Revelation Energy Holdings, LLC, Revelation Management Corp., Revelation Energy, LLC, Dominion Coal Corporation, Harold Keene Coal Co. LLC, Vansant Coal Corporation, Lone Mountain Processing LLC, Powell Mountain Energy, LLC, and Cumberland River Coal LLC and Jewell Valley Mining LLC.
10.2	Fourth Amendment to Financing Agreement dated as of August 16, 2019, by and among Rhino Resource Partners LP, as Parent, Rhino Energy LLC and each subsidiary of Rhino Energy listed as a borrower on the signature pages thereto, as Borrowers, Parent and each subsidiary of Parent listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent and CB Agent Services LLC, as Origination Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC
its General Partner

Dated: August 20, 2019	By:	/s/ Whitney C. Kegley
Whitney C. Kegley
Vice President, Secretary and General Counsel